UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 25, 2018

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Chief Executive Officer Employment Agreement

On October 25, 2018 (the “Effective Date”), Randy Garutti entered into an Amended & Restated Employment Agreement (the “A&R Employment Agreement”) with Shake Shack Inc. and SSE Holdings, LLC (collectively, the “Company”) with respect to Mr. Garutti’s service as the Company’s Chief Executive Officer. As previously disclosed in the Company’s proxy statement, effective as of the start of the Company’s fiscal year 2018, Mr. Garutti ceased to be treated as an employee of the Company for income tax purposes, and will not be treated as such until such time that he no longer has ownership interest in SSE Holdings, LLC. The A&R Employment Agreement reflects the modifications to Mr. Garutti’s arrangement with the Company that were implemented in connection therewith.

The below summary is intended to describe the material terms of the A&R Employment Agreement, including any changes to the employment terms previously in effect between the Company and Mr. Garutti prior to the Effective Date (the “Original Employment Agreement”).

Pursuant to the A&R Employment Agreement, Mr. Garutti will serve another three (3) years as the Company’s Chief Executive Officer, subject to automatic three (3)-year extensions (under the Original Employment Agreement, each renewal period was for successive one (1)-year periods), provided that neither party provides written notice of non-extension within 90 days of the expiration of the then-current term. For fiscal year 2018, Mr. Garutti will continue to receive an annual base salary of $540,000, which shall be subject to review annually by the Board of Directors (the “Board”) of the Company in connection with Mr. Garutti’s annual performance review. For fiscal year 2018, Mr. Garutti will continue to be eligible to receive an annual performance-based cash bonus based on a target bonus opportunity of 55% of base salary, with the opportunity to make up to 110% of base salary, upon the attainment of individual and Company performance goals established each fiscal year by the Board or the Compensation Committee (the “Compensation Committee”) thereof. Mr. Garutti will continue to be eligible to receive annual equity compensation awards, the form and terms of which will be determined by the Board or the Compensation Committee in its discretion.

Pursuant to the A&R Employment Agreement, so that he is not adversely impacted by the cessation of his status as an employee of the Company for income tax purposes, Mr. Garutti is entitled to an annual gross-up payment that will leave Mr. Garutti in the same economic position as if he had been classified as an employee for income tax purposes. The gross-up arrangement is expected to have a minimal impact on the Company. The Company also will reimburse Mr. Garutti for any expenses he incurs in connection with calculating his tax obligations pursuant to the A&R Employment Agreement.

The A&R Employment Agreement provides for severance upon a termination by the Company without cause or by Mr. Garutti for good reason, in each case, subject to his execution and non-revocation of a waiver and release of claims. In either such event, Mr. Garutti will be entitled to severance consisting of (a) continued base salary (and related gross-up payment) through the eighteen (18)-month anniversary of the termination of his employment (under the Original Employment Agreement, the base salary continuation was for twelve (12) months), (b) a prorated annual performance-based cash bonus for the year of termination based on actual individual and Company performance, (c) accelerated vesting of a prorated portion of the annual equity awards that, absent such termination, would have vested over the eighteen (18)-month period following the date of termination (under the Original Employment Agreement, a prorated portion of annual awards that would have vested in the year of termination was accelerated), and (d) reimbursement of a portion of any COBRA premiums (or a direct payment to Mr. Garutti of such amount, if Mr. Garutti is not eligible for COBRA) for a period of up to eighteen (18) months equal to the amount the Company pays for the health insurance premiums of then-current executive level employees.

Mr. Garutti will be subject to certain non-competition restrictions (1) if he is terminated by the Company without cause or by him for good reason, for an eighteen (18)-month period after termination of employment, or (2) if he is terminated by the Company for cause or by him without good reason, for a sixty (60)-day period after termination of employment (under the Original Employment Agreement, he was not entitled to compete under either scenario in clause (2)), during which times he may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of (a) "better burger" restaurants, (b) "quick service" or "fast food" restaurants with an emphasis on hamburgers, and (c) restaurants that derive fifty percent (50%) or more of their revenues from the sale of hamburgers, hot dogs, chicken, French fries, and/or frozen desserts (under the Original Employment Agreement, all “fast casual” restaurants were subject to the non-compete provisions; under the A&R Employment Agreement, clause (c) replaces “fast casual” restaurants). No severance payments or benefits described above shall be paid following the first date that Mr. Garutti violates his restrictive covenants. Mr. Garutti also will be subject to certain non-solicitation restrictions for an eighteen (18)-month period after termination of employment. Under the Original Employment Agreement, Mr. Garutti was subject to certain non-competition and non-solicitation restrictions for a twelve (12)-month period after termination of employment.

A copy of the A&R Employment Agreement is filed as Exhibit 10.1 to this current report on Form 8-K. The summary of the A&R Employment Agreement is qualified in its entirety by reference to the A&R Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement, effective as of October 25, 2018, by and among Randall Garutti, Shake Shack Inc. and SSE Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese Jr.
Ronald Palmese, Jr.
Date: October 26, 2018		General Counsel